UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                     FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 19, 1998
                                                 -------------------------------

                                Fiberstars, Inc.
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               (Exact name of registrant as specified in charter)


         California                   0-24564                  94-3021850
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(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)            Identification No.)


         2883 Bayview Drive, Fremont, California                          94538
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code  (510) 490-0719
                                                    ----------------------------


          (Former name or former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets.

         On November 19, 1998, Fiberstars, Inc. (the "Registrant"), in conjunction with its wholly-owned subsidiary, Hillgate (4) Limited, a company organized under the laws of England and Wales ("UK Purchaser"), completed the acquisition (the "Acquisition") of the assets and business and assumed certain liabilities of Crescent Lighting Limited, a company organized under the laws of England and Wales ("Crescent"), pursuant to a sale and purchase agreement dated November 19, 1998 by and among the Registrant, UK Purchaser, Crescent and the shareholders of Crescent ("Asset Purchase Agreement"). A copy of the Asset Purchase Agreement is filed as Exhibit 2.1 to this report and is incorporated herein by this reference.

         Crescent assembles, sells and distributes commercial lighting systems, associated fixtures and fittings and also acts as the sole UK distributor for a number of manufacturers of lighting systems and components.

         UK Purchaser acquired substantially all of the assets of Crescent that relate to its business (the "Assets") including, but not limited to, the fixed assets, cash, inventory, accounts receivable related to certain deferred revenue, rights and benefits under assumed contracts, permits and business records related to the Assets and other tangible property of Crescent.
Registrant received the goodwill, intellectual property rights and other intangibles employed by or owned by Crescent in connection with its business, including the use of the name of Crescent.

         The purchase price for the Assets was determined through arms-length negotiations by the parties. The consideration for the Assets was $2,692,256, of which $1,884,579.20 was paid in cash at the closing and $807,676.80 was paid to Crescent in the form of common stock of the Registrant, such common stock being valued at $4.08 per share based upon the average of the closing price of such stock over the 10-day period prior to the closing of the Acquisition. The parties to the Asset Purchase Agreement agreed to place $269,226.96 of such common stock of the Registrant into an escrow account, to be held as security for any initial losses incurred by UK Purchaser or the Registrant in the event of certain breaches by Crescent of covenants, representations and warranties contained in the Asset Purchase Agreement. The source of the funds for the consideration came from the Registrant's immediately available funds.

         The Acquisition will be treated as a purchase for financial accounting purposes. Prior to the execution of the Asset Purchase Agreement, there was no material relationship between the Registrant, or its affiliates, and Crescent or between any officers or directors of the Registrant, or its affiliates, and the officers or directors of Crescent other than the fact that Crescent served as a distributor of certain products of the Registrant.

Item 5.  Other Events

         On November 24, 1998, the Registrant issued a press release announcing the Acquisition. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial statements of business acquired.

                  Financial statements for the business acquired as described in
Item 2 above will be filed by amendment within 60 days of the date of the filing of this Form 8-K.


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         (b)      Pro forma financial information.

                  Pro Forma financial information reflecting the effect of the business acquired as described in Item 2 above will be filed by amendment within 60 days of the date of the filing of this Form 8-K.

         (c)      Exhibits.

         Exhibit No.                               Description
         -----------                               -----------
            2.1 Sale and Purchase Agreement dated as of November 19, 1998 by and among Fiberstars, Inc., Hillgate (4) Limited, Crescent Lighting Limited, Michael Beverley Morrison and Corinne Bertrand.

           99.1                         Press release issued November 24, 1998.

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

         As described under Item 2 above, on November 19, 1998, Registrant offered and sold an aggregate of 197,960 shares of the Registrant's common stock, par value $0.0001 per share, to Crescent as partial consideration in connection with the Acquisition. The securities were sold pursuant to Rule 903 of Regulation S ("Regulation S") under the Securities Act of 1933, as amended. Crescent has represented that it is not a "U.S. Person" as that term is defined in Rule 902 of Regulation S and that it was outside the United States at the time the transaction occurred. The offering and sale of such shares to Crescent was made in Finland in an offshore transaction within the meaning of Regulation S, offering restrictions were implemented pursuant to the Asset Purchase Agreement and the transaction was otherwise in compliance with Regulation S. There were no underwriters or other distributors employed in the Acquisition.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Fiberstars, Inc.


Date:  December 4, 1998            By: /s/ Robert A. Connors
                                       -----------------------------------------
                                       Robert A. Connors
                                       Vice President, Finance, Chief Financial
                                       Officer


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                                 EXHIBIT INDEX

Exhibit No.           Description
-----------           -----------
   2.1                Asset Purchase  Agreement dated as of November 19, 1998 by and among Fiberstars, Inc., Hillgate (4) Limited, Crescent
                      Lighting  Limited,  Michael Beverley  Morrison and Corinne
                      Bertrand.

  99.1                Press release issued November 24, 1998.